Page 1 of 3
                      Ford Credit NOV 1995-B Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: November 1995
Distribution Date: December 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------
Principal Deposits in Collection Account
----------------------------------------
  Scheduled Principal Payments                  $      26,991,001.61
  Prepayments in Full                                  20,746,094.41
  Warranty and Administrative Repurchases                       0.00
  Liquid. Proceeds, Recov. & Released Payaheads            38,800.70
                                                  ------------------
    Available Principal Amount                  $      47,775,896.72
  Realized Losses                                           5,355.56
                                                  ------------------
  Monthly Principal Distributable Amount        $      47,781,252.28


Interest Deposits in Collection Account
---------------------------------------
  Available Interest Amount                     $      17,132,026.95


Servicing Fee
-------------
  Class A Servicing Fee                         $       1,363,554.43
  Class B Servicing Fee                                    94,792.55
  Servicing Fee Carryforward Amount                             0.00
                                                  ------------------
    Total Servicing Fee                         $       1,458,346.98
  Available Subordination Amount                        5,730,458.29
  Servicing Fee Shortfall Amount                                0.00
  Reimbursable Advances                                       420.15
  Available Int. Amount for Certificateholders         15,673,259.82


Schedule of Distributions to Certificateholders
-----------------------------------------------
Class A
-------
  Class A Interest Distributable Amount         $       8,044,971.09
    Plus: Class A Int. Carryover Shortfall                      0.00
    Less: Class A Available Interest Amount            14,654,497.93
                                                  ------------------
  Class A Interest Draw Amount                  $               0.00
    Less: Available Subordination Amount               13,358,747.02
                                                  ------------------
  Class A Interest Shortfall Amount             $               0.00
  Remaining Class A Available Interest Amount           6,609,526.84


  Interest Distribution to Class A              $       8,044,971.09


  Class A Principal Distributable Amount        $      44,675,470.88
    Plus: Class A Prin. Carryover Shortfall                     0.00
    Less: Class A Available Principal Amount    $      44,670,463.43
                                                  ------------------
  Class A Principal Draw Amount                 $           5,007.45
    Less: Available Subordination Amount               13,358,747.02
                                                  ------------------
  Class A Principal Shortfall Amount            $               0.00


  Principal Distribution to Class A             $      44,675,470.88

                                                                    Page 2 of 3
                      Ford Credit NOV 1995-B Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: November 1995
Distribution Date: December 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------
Class B
-------
  Class B Interest Distributable Amount         $       7,628,288.73
    Plus: Class B Int. Carryover Shortfall                      0.00
    Less: Class B Available Interest Amount             7,628,288.73
    Plus: Class B Interest Draws                                0.00
                                                  ------------------
  Class B Interest Shortfall Amount             $               0.00


  Interest Distributions to Class B             $       7,628,288.73


  Class B Principal Distributable Amount        $       3,105,781.40
    Plus: Class B Prin. Carryover Shortfall                     0.00
    Less: Class B Available Principal Amount            3,105,433.29
    Plus: Class B Principal Draws                           5,007.45
                                                  ------------------
  Class B Principal Shortfall Amount            $           5,355.56


  Principal Distributions to Class B            $       3,100,425.84


Principal Balances
------------------
  Class A Beginning Principal Balance           $   1,636,265,306.01
  Less: Reductions to Class A Prin. Balance            44,675,470.88
                                                  ------------------
  Class A Ending Principal Balance              $   1,591,589,835.13


  Class B Beginning Principal Balance           $     113,751,064.05
  Less: Reductions to Class B Prin. Balance             3,105,781.40
                                                  ------------------
  Class B Ending Principal Balance              $     110,645,282.65


  Beginning Pool Principal Balance              $   1,750,016,370.06   130,438
  Less: Reductions in Pool Prin. Balance               47,781,252.28
                                                  ------------------
  Ending Pool Principal Balance                 $   1,702,235,117.78   128,830

Calculation of Pool Factor
--------------------------
  Class A Pool Factor (End Class A Prin.                   0.9726967
  Bal. divided by Init. Class A Prin. Balance to 7 decimal places)

Calculation of Subordinated Spread Account
------------------------------------------
  Lesser of:
   A. Specified Subord. Spread Acct. Balance    $      13,125,123.00
      and
   B. Balance on Previous Payment Date          $       2,625,025.00
      Plus: Interest Distrib. to Class B                7,628,288.73
      Plus: Principal Distrib. to Class B               3,100,425.84
      Less: Withdrawals from Sub. Spread Account                0.00
                                                  ------------------
      Adjusted Subordinated Spread Account      $      13,353,739.57

  Remaining Subordinated Spread Account         $      13,125,123.00
  (lesser of A or B)

                                                                    Page 3 of 3
                      Ford Credit NOV 1995-B Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: November 1995
Distribution Date: December 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Calc. of Specified Subord. Spread Acct. Ratios
----------------------------------------------
  Annualized Average Losses/Pool Balance                      0.003%
  Average Delinquent & Repo Inventory Contracts/              0.059%
  Outstanding Contracts


Advances
--------
  Advances at Beginning of the Month            $       6,514,938.44
  Plus: Net Change in Advances                          1,999,096.88
                                                  ------------------
  Advances at End of the Month                  $       8,514,035.32


Payaheads
---------
  Payaheads at Beginning of the Month           $       5,486,514.01
  Plus: Net Change in Payaheads                         1,147,109.90
                                                  ------------------
  Payaheads at End of the Month                 $       6,633,623.91


Delinquency Amounts Excluding Repo Inventory
--------------------------------------------
  31 - 60 Days                                  $      21,731,149.23     1,640
  61 - 90 Days                                            112,985.22         8
  91 - 120 Days                                            12,107.50         1
  Over 120 Days                                                 0.00         0
                                                  ------------------  --------
                                                $      21,856,241.95     1,649

Repo Inventory                                                              68































Rept. No.: 1.022